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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 8, 1999

                             SURGE COMPONENTS, INC.
             (Exact name of Registrant as specified in its charter)

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
           New York                         0-14188                    11-2602030
-------------------------------    ------------------------    ---------------------------
(State or Other Jurisdiction of    (Commission File Number)    IRS Employer Identification
        Incorporation)                                                   Number)

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                 1016 Grand Boulevard, Deer Park, New York 11729
  ----------------------------------------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (516) 595-1818
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              (Registrant's telephone number, including area code)







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Item 5.  Other Events

         On October 8, 1999, Surge Components, Inc. (the "Registrant") executed a Merger Agreement and Plan of Reorganization (the "Merger Agreement") by and among the Registrant, Global Datatel, Inc., a Nevada corporation ("Global") and Global Datatel Acquisition Corporation, a Delaware corporation ("Merger Sub"), and a wholly-owned subsidiary of Global. Pursuant to the terms of the Merger Agreement, the Registrant will merge (the "Merger"), with Global by virtue of the acquisition of the Registrant's securities by Global and a merger of the Registrant with and into Merger Sub. The shareholders of the Registrant will be asked to approve the Merger in an upcoming special meeting of Shareholders called for such purpose. A copy of the Merger Agreement is included as an exhibit to this Report.

         Global is a leader in Latin America in medium to large system integration projects. Global is a First Tier IBM Business Partner, Microsoft Solution provider, Lotus Premier Team Provider and a distributor for JBA International E.R.P. Company. Global also distributes hardware for Compaq, Dell, Hewlett-Packard and Cisco Systems. eHOLA.com, a wholly owned subsidiary of Global, is a Latin American Internet Service Provider multilingual portal.

         The specific terms of the Merger Agreement provide that upon approval of the Merger by the Registrant's shareholders, at the Effective Time (as defined in the Merger Agreement) of the Merger, the Registrant's common stock, $.001 par value per share (the "Registrant's Common Stock") issued and outstanding at the Effective Time shall become exchangeable for common stock, $.001 par value per share, of Global (the "Global Common Stock") at a rate of one share of Global Common Stock for every two shares of Registrant's Common Stock. Each unexercised Class A Common Stock Warrant of the Registrant (the "Class A Warrants") outstanding at the Effective Time, shall be converted on a one for one basis to receive a warrant to purchase an equal number of shares of Global Common Stock, exercisable at $5.00, callable at $7.00, expiring on July 31, 2003 and in all respects identical in form and substance to the currently outstanding Class A Warrants. At the Effective Time Global has agreed to assume all options issued under the Registrant's 1995 Employee Stock Option Plan, as amended, and in connection therewith, issue options on the same terms and conditions as were applicable under such assumed Registrant options, to purchase a number of shares of Global Common Stock on a one for two basis, and giving effect to a corresponding doubling of such exercise price. In addition, 5,300,000 options issued and outstanding to certain officers and directors of the Registrant in connection with the previously terminated Orbit Networks merger, will be exchanged for options to acquire an aggregate of 600,000 shares of Global Common Stock at $2.00 per share, and 1,100,000 shares of Global Common Stock at $5.00 per share.

         Simultaneously, upon entering into the Merger Agreement, Global issued a Convertible Promissory Note (the "Note") to the Registrant reflecting a $1,000,000 loan (the "Loan") made to Global. The Note is convertible into shares of Global Common Stock at the rate of 90% of the fair market value of Global Common Stock and secured by a pledge of shares of Global Common Stock owned by an executive officer of Global. Copies of both the Note and the Pledge Agreement are also included as exhibits to this Report. It is contemplated that pursuant to the Merger Agreement, and at the Effective Time, the Loan underlying such Note will be discharged.



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Item 7   Financial Statements.

         Financial Statements for this report and relating to Global will be filed upon completion of the transaction.


(c)      Exhibits:

Exhibit
Number            Description

3.1 Merger Agreement and Plan of Reorganization, dated October 8, 1999, by and among Global Datatel, Inc., Global Datatel Acquisition Corporation and Surge Components, Inc.

99.1 Subordinated Convertible Promissory Note in the Principal Amount of $1,000,000.00 issued by Global Datatel, Inc.

99.2 Pledge Agreement, dated October 8, 1999, by and among Richard Baker, Global Datatel, Inc., and Surge Components, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              SURGE COMPONENTS, INC.
                                               Registrant



Dated: October 21, 1999                    By: /s/ Ira Levy
                                              ----------------------------------
                                              Ira Levy, President and
                                              Chief Executive Officer


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                                 EXHIBITS INDEX

Exhibit
Number            Description

3.1 Merger Agreement and Plan of Reorganization, dated October 8, 1999, by and among Global Datatel, Inc., Global Datatel Acquisition Corporation and Surge Components, Inc.

99.1 Subordinated Convertible Promissory Note in the Principal Amount of $1,000,000.00 issued by Global Datatel, Inc.

99.2 Pledge Agreement, dated October 8, 1999, by and among Richard Baker, Global Datatel, Inc., and Surge Components, Inc.